                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           ATMOS ENERGY CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           ATMOS ENERGY CORPORATION
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        --------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        --------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: /

        --------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        --------------------------------------------------------------------

  / Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: $125.00

        --------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.: PRELIMINARY PROXY
        STATEMENT

        --------------------------------------------------------------------

    (3) Filing Party: REGISTRANT

        --------------------------------------------------------------------

    (4) Date Filed: DECEMBER 2, 1994

        --------------------------------------------------------------------

Notes:

                                                 [LOGO OF ATMOS APPEARS HERE]

                               December 27, 1994

Dear Atmos Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Loews Anatole Hotel in Dallas, Texas on Wednesday, February 8, 1995 at 11:00 a.m. C.S.T.

  The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. In addition, we will review with you the affairs and progress of the Company during the past year and report the results of operations for the first quarter.

  Your participation at this meeting is very important -- regardless of the number of shares you hold or whether you will be able to attend the meeting in person. Please date, sign, and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

  On behalf of your Board of Directors, thank you for your continued support and interest in Atmos Energy Corporation.

                                          Sincerely,

                                              [Pasteup sig]

                                          Charles K. Vaughan
                                          Chairman of the Board

                                              [Pasteup sig]

                                          Ronald L. Fancher
                                          President and Chief Executive Officer

                            ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                            DALLAS, TEXAS 75265-0205

                            NOTICE OF ANNUAL MEETING

To the Shareholders:

  The Annual Meeting of the Shareholders of Atmos Energy Corporation (the "Company") will be held at the Loews Anatole Hotel, 2201 Stemmons Freeway, in Dallas, Texas on Wednesday, February 8, 1995 at 11:00 a.m., Central Standard Time, for the following purposes:

  1. To elect three (3) Class III directors for three-year terms expiring in 1998 and one (1) Class II director for a two-year term expiring in 1997.

  2. To act upon a proposal to amend the Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000.

  3.   To approve the Atmos Energy Corporation Outside Directors Stock-for-Fee
       Plan.

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record of the Company's Common Stock at the close of business on December 12, 1994 will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed.

                                           By Order of the Board of Directors,

                                                    GLEN A. BLANSCET
                                                Assistant General Counsel
                                                 and Corporate Secretary

December 27, 1994


                             YOUR VOTE IS IMPORTANT

 TO VOTE YOUR SHARES, PLEASE INDICATE YOUR CHOICES, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE MEETING EVEN THOUGH YOU SEND IN YOUR PROXY.

                            ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                            DALLAS, TEXAS 75265-0205

                                PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

  The proxy enclosed with this statement is solicited by the management of Atmos Energy Corporation (the "Company") at the direction of the Company's Board of Directors. These materials were first mailed to the Company's shareholders on December 27, 1994.

  Any shareholder giving a proxy has the power to revoke the proxy at any time prior to the exercise thereof. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or other electronic means. The cost of preparing, assembling, and mailing the proxies and accompanying materials for this Annual Meeting of Shareholders, including the cost of reimbursing brokers and nominees for forwarding proxies and proxy statements to their principals, will be paid by the Company. In addition, Morrow & Co., Inc. ("Morrow") will assist the Company in the solicitation of proxies. It is estimated that the Company will pay approximately $3,500 in fees, plus expenses and disbursements, to Morrow for Morrow's proxy solicitation services.

COMMON STOCK INFORMATION; RECORD DATE

  As of December 12, 1994, there were 15,347,251 shares of the Company's Common Stock, no par value (the "Common Stock"), issued and outstanding, all of which are entitled to vote. These shares constitute the only class of stock of the Company issued and outstanding. As stated in the accompanying Notice of Annual Meeting, only shareholders of record at the close of business on December 12, 1994 will be entitled to vote at the meeting. Each share is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners. The following table lists the beneficial ownership, as of December 1, 1994, of the Company's Common Stock with respect to each person known by the Company to be the beneficial owner of more than five percent (5%) of such Common Stock.

                                                 AMOUNT OF COMMON  PERCENTAGE OF
                  NAME AND ADDRESS                    STOCK         OUTSTANDING
                 OF BENEFICIAL OWNER            BENEFICIALLY OWNED COMMON STOCK
                 -------------------            ------------------ -------------
      Lee E. Schlessman........................     1,064,334(a)        6.9%
       1301 Pennsylvania St.
       Suite 800
       Denver, CO 80203

- --------
(a) Mr. Schlessman's shares are held in an irrevocable trust of which Mr. Schlessman is the trustee and beneficiary.

  Security Ownership of Management. The following table lists the beneficial ownership, as of December 1, 1994, of the Company's Common Stock with respect to all directors and nominees for director of the Company, the executive officers of the Company named in the Summary Compensation Table on page 9 of this Proxy Statement, and all directors and executive officers of the Company as a group.

                                                                    PERCENTAGE
                                                 AMOUNT OF COMMON       OF
                                                      STOCK        OUTSTANDING
NAME                                            BENEFICIALLY OWNED COMMON STOCK
- ----                                            ------------------ ------------
Travis W. Bain II..............................         1,057          (a)
Dan Busbee.....................................         1,500          (a)
Phillip E. Nichol..............................         4,500          (a)
John W. Norris, Jr.............................           300          (a)
Carl S. Quinn..................................        10,000          (a)
Lee E. Schlessman..............................     1,064,334(b)       6.9%
Richard Ware II................................        12,917          (a)
Dewey G. Williams..............................           226          (a)
Charles K. Vaughan.............................       182,493(c)       1.2%
Ronald L. Fancher..............................        50,107(c)       (a)
Robert F. Stephens.............................        53,901(c)       (a)
James F. Purser................................        55,644(c)       (a)
Don E. James...................................        18,842(c)       (a)
H. F. Harber...................................        17,340(c)       (a)
All directors and executive officers as a
 group.........................................     1,473,161(d)       9.6%

- --------
(a) The percentage of shares beneficially owned by such individual does not exceed one percent of the class so owned.
(b) Mr. Schlessman's shares are held in an irrevocable trust of which Mr. Schlessman is the trustee and beneficiary.
(c) Includes shares granted pursuant to the Company's Restricted Stock Grant Plan on which the restrictions have not lapsed, the numbers of which, as of September 30, 1994, are listed in footnote (c) to the Summary Compensation Table set out later in this Proxy Statement.

(d) Includes a total of 187,808 shares granted pursuant to the Company's Restricted Stock Grant Plan on which the restrictions have not lapsed.

                            1. ELECTION OF DIRECTORS

  Under the Company's Bylaws, the Board of Directors is divided into three classes, each of which class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Messrs. Phillip E. Nichol and Charles K. Vaughan were last elected to three-year terms by the shareholders at the 1992 Annual Meeting and have been nominated to continue serving as directors for three-year terms ending in 1998. Mr. Lee E. Schlessman was appointed by the Board of Directors in February 1994 to fill a vacancy created on the Board due to an increase in the number of directors constituting the Board. Mr. Schlessman has also been nominated to serve as a Class III director whose term will expire in 1998. Mr. Ronald L. Fancher was appointed by the Board of Directors in November 1994 to complete the term of Mr. Paul L. Bell, who died in April 1994. The Board of Directors is now nominating Mr. Fancher to serve as a Class II director whose term will expire in 1997. The other directors listed on the following pages will continue to serve in their positions for the remainder of their current terms.

  The names, ages, and biographical summaries of the persons who have been nominated to serve as directors of the Company and of the six directors who are continuing in office until the expiration of their terms and the class in which such nominee or other director has been designated are set forth in the following table. Each of the nominees has consented to be a nominee and to serve as a director if elected, and all votes authorized by the enclosed proxy will be cast FOR all of the nominees. In order to be elected as a director, the Company's Bylaws require a nominee to receive the vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
NOMINEES:

                                                YEAR IN WHICH
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT       FIRST BECAME A CLASS DESIGNATION
       DURING PAST FIVE YEARS; OTHER               DIRECTOR       AND YEAR OF
               DIRECTORSHIPS                AGE OF THE COMPANY EXPIRATION OF TERM
 ----------------------------------------   --- -------------- ------------------
 Ronald L. Fancher........................   51      1994(a)        Class II
  President and Chief Executive Officer of                            1997
  the Company in Dallas, Texas since June
  1994. Formerly President and Chief
  Operating Officer of the Company from
  March 1993 until June 1994; Chairman of
  the Board, President and Chief Executive
  Officer of Texas Commerce Bank--Odessa,
  N.A. in Odessa, Texas from October 1991
  until February 1993 and of Texas
  Commerce Bank--Lubbock, N.A. in Lubbock,
  Texas from January 1993 to February
  1993; Chairman of the Board and Chief
  Executive Officer of Texas Commerce
  Bank--Odessa, N.A. in Odessa, Texas from
  June 1990 until September 1991;
  President and Chief Executive Officer of
  Texas Commerce Bank--Odessa, N.A. in
  Odessa, Texas from February 1983 until
  May 1990.

********************************************************************************

 Phillip E. Nichol........................   59      1985          Class III
  Vice President and Branch Manager of                                1998
  Kidder Peabody & Co. Incorporated in
  Cleveland, Ohio since June 1992.
  Formerly Vice President and Manager of
  Dean Witter Reynolds Inc. in Amarillo,
  Texas from February 1988 until June
  1992.

 Lee E. Schlessman........................   68      1994(b)       Class III
  President of Dolo Investment Company in                             1998
  Denver, Colorado since February 1994.
  Formerly Chairman of the Board and Chief
  Executive Officer of Greeley Gas Company
  from December 1992 until December 1993;
  Chairman of the Board, President and
  Chief Executive Officer of Greeley Gas
  Company from March 1976 until December
  1992. Also President of the Board of the
  Rocky Mountain American Automobile
  Association in Denver, Colorado;
  Director of First Interstate Bank of
  Englewood, Colorado; and Treasurer of
  the Board of The Scottish Rite
  Foundation in Denver, Colorado.

                                                YEAR IN WHICH
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT       FIRST BECAME A CLASS DESIGNATION
       DURING PAST FIVE YEARS; OTHER               DIRECTOR       AND YEAR OF
               DIRECTORSHIPS                AGE OF THE COMPANY EXPIRATION OF TERM
 ----------------------------------------   --- -------------- ------------------
 Charles K. Vaughan.......................   57      1983          Class III
  Chairman of the Board of the Company in                             1998
  Dallas, Texas since June 1994. Formerly
  Chairman of the Board and Chief
  Executive Officer of the Company in
  Dallas, Texas from March 1993 until June
  1994; Chairman of the Board, President
  and Chief Executive Officer of the
  Company from October 1983 until March
  1993. Also director of the Southern Gas
  Association in Dallas, Texas.

- --------
(a) Mr. Fancher was elected by the Board of Directors on November 9, 1994 to fill the vacancy created by the death of Paul L. Bell. He previously served on the Board from February 1984 until February 1993.
(b) Mr. Schlessman was elected by the Board of Directors on February 9, 1994 to fill a vacancy created by an increase in the number of directors constituting the Board.

  The following persons are directors of the Company who will be continuing in office until the expiration of their terms as set forth below.

                                                YEAR IN WHICH
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT       FIRST BECAME A CLASS DESIGNATION
       DURING PAST FIVE YEARS; OTHER               DIRECTOR       AND YEAR OF
               DIRECTORSHIPS                AGE OF THE COMPANY EXPIRATION OF TERM
 ----------------------------------------   --- -------------- ------------------
 Travis W. Bain II........................   60      1988           Class I
  President of Bain Enterprises, Inc. in                              1996
  Plano, Texas since November 1991.
  Formerly President of Jarman Shoe
  Company, a division of Genesco, Inc., in
  Nashville, Tennessee from March 1988
  until November 1991. Also director of
  Delta Industries, Inc. in Jackson,
  Mississippi.

 Dan Busbee...............................   61      1988           Class I
  Attorney and shareholder with Locke                                 1996
  Purnell Rain Harrell
  (A Professional Corporation) in Dallas,
  Texas.

 John W. Norris, Jr.......................   58      1987           Class I
  Chairman of the Board and Chief                                     1996
  Executive Officer of Lennox
  International, Inc. Also director of
  American Mutual Life Insurance Company
  in Des Moines, Iowa.

********************************************************************************

                                              YEAR IN WHICH
NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT      FIRST BECAME A CLASS DESIGNATION
     DURING PAST FIVE YEARS; OTHER               DIRECTOR       AND YEAR OF
             DIRECTORSHIPS                AGE OF THE COMPANY EXPIRATION OF TERM
- ----------------------------------------  --- -------------- ------------------
Carl S. Quinn...........................   63      1994           Class II
 Formerly Chairman of the Board,                                    1997
 President and Chief Executive Officer
 of Interstate Natural Gas Company in
 Houston, Texas from January 1992 until
 December 1994; Chairman of the Board
 and Chief Executive Officer of Arkla
 Exploration Company from October 1989
 until January 1992. Also director of
 Coho Energy, Inc. in Dallas, Texas and
 The Continuum Company, Inc. in Austin,
 Texas.
Richard Ware II.........................   48      1994           Class II
 President of Amarillo National Bank in                             1997
 Amarillo, Texas since 1981. Also member
 of the Board of Trustees of Southern
 Methodist University in Dallas, Texas
 and director of the Harrington Cancer
 Foundation in Amarillo, Texas.
Dewey G. Williams.......................   69      1987           Class II
 President of Protective Assurance                                  1997
 General Agency in Dallas, Texas since
 June 1993. Formerly President of
 Employers Insurance of Texas Group of
 Companies in Dallas, Texas from March
 1981 until August 1990.

CERTAIN BUSINESS RELATIONSHIPS

  Mr. Schlessman and members of his immediate family are partners in various partnerships that are mortgage lenders to an unaffiliated third party who purchased several real property holdings of the partnerships in Colorado and Kansas. The Company leases those real properties from the third party for office or warehouse space in its Greeley Gas Company division operations. The partnerships continue to hold a mortgage interest in the properties.

  Mr. Ware is the president and a shareholder of Amarillo National Bank, Amarillo, Texas, which bank serves as a depository bank for the Company and is trustee for the Company's Restricted Stock Grant Plan. In addition, the bank, as trustee, is the holder of a $10 million master note issued by the Company's wholly owned subsidiary, Enermart, Inc., and guaranteed by the Company.

THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS, AND DIRECTORS' FEES

  Standing Committees. The Company has certain standing committees, each of which is described below.

  The Executive Committee consists of Messrs. Norris, Vaughan, and Williams. Mr. Vaughan serves as chairman of the committee. In accordance with the Bylaws of the Company, the Executive Committee has, and may exercise, all of the powers of the Board during the intervals between the Board's meetings, subject to certain limitations and restrictions as set forth in the Bylaws or as may be established by resolution of the Board of Directors from time to time. The Executive Committee held no meetings during the last fiscal year.

  The Audit Committee consists of Messrs. Bain, Busbee, Schlessman, and Ware. Mr. Busbee serves as chairman of the committee. The Audit Committee reviews the scope and procedures of internal auditing work, the results of independent audits, and the accounting policies of management, and it recommends to the Board the appointment of the Company's outside auditors. During the last fiscal year, the Audit Committee held two meetings.

  The Human Resources Committee consists of Messrs. Busbee, Nichol, Norris, Quinn, Vaughan, and Williams. Mr. Williams serves as chairman of the committee. Mr. Vaughan became a voting member of the committee as of October 1, 1994. This committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company during the ensuing year. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding benefit packages, special bonus or stock plans, severance agreements, and succession planning with respect to the Company's officers. During the last fiscal year, the Human Resources Committee held three meetings.

  The Nominating Committee consists of Messrs. Bain, Nichol, Schlessman, and Ware. Mr. Nichol serves as chairman of the committee. This committee selects candidates for consideration by the full Board to fill any vacancies on the Board which may occur from time to time. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from shareholders. All letters of recommendation for nomination should be sent to the Secretary of the Company at the Company's headquarters and should include, in addition to the nominee's name and address, a listing of the nominee's background and qualifications. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director.

  Attendance at Board Meetings. During the last fiscal year, the Board of Directors of the Company held six meetings. During fiscal year 1994, each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board and (b) all meetings of the committees of the Board on which such director served, except Mr. Quinn, who attended sixty-seven percent of such meetings.

  Directors' Fees. As compensation for serving as a director, each of the non-employee directors receives an annual retainer of $16,000 and a fee of $800 per day for attendance at each Board meeting (excluding telephone conference meetings). Non-employee directors are also paid $800 per day for their attendance at each committee meeting that is held on a day different from a Board meeting. The fee paid for participation in a telephone conference meeting of the Board or a committee is one-half of the regular meeting fee.

  Other Compensation for Non-Employee Directors. The Board has adopted a Retirement Plan for Non-Employee Directors, which covers non-employee directors who have served on the Board for at least five years and who have attained age
65. Upon retirement, a participating non-employee director is entitled to an annual pension benefit equal to the sum of (a) 50% of the amount of the participant's final annual retainer plus (b) 10% of the amount of the participant's final annual retainer for each year of service on the Board in excess of five years, but in no event may the annual pension benefit exceed 100% of the final annual retainer. The pension benefit is payable for the participant's life. The plan is unfunded.

  Other Arrangements with Mr. Vaughan. Effective October 1, 1994, Mr. Vaughan retired as an officer and employee of the Company and entered into a five-year Consulting Agreement with the Company. Under the Agreement, Mr. Vaughan will perform such consulting services as the Board may request from time to time, including acting as a consultant and advisor to the Chief Executive Officer of the Company. The Agreement provides for payment to Mr. Vaughan, in consideration for his consulting services, of $320,000 during fiscal year 1995, $280,000 during fiscal year 1996, $240,000 during fiscal year 1997, $160,000 during fiscal year 1998, and $100,000 during fiscal year 1999. The payments will be made in semi-annual installments payable on October 1 and April 1 of each fiscal year. The term of the Agreement may be extended for additional one-year periods upon the agreement of the Board and Mr. Vaughan.

  In addition to the Consulting Agreement, the Company has agreed to continue providing to Mr. Vaughan all benefits available under the Company's Mini-Med Plan and Group Dental Plan until the earlier of Mr. Vaughan's 65th birthday or the date of his death. In the event of his death, his spouse remains entitled to such benefits until the date Mr. Vaughan would have attained age 65.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors, and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during the last fiscal year, all of the Company's executive officers, directors, and greater-than-ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the Company's last three completed fiscal years to Messrs. Vaughan and Fancher and to the Company's four most highly compensated executive officers other than Messrs. Vaughan and Fancher.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                   ANNUAL COMPENSATION         COMPENSATION
                             -------------------------------- ---------------
                                               OTHER ANNUAL     RESTRICTED       ALL OTHER
  NAME AND PRINCIPAL         SALARY  BONUS(A) COMPENSATION(B) STOCK AWARDS(C) COMPENSATION(D)
       POSITION         YEAR   ($)     ($)          ($)             ($)             ($)
  ------------------    ---- ------- -------- --------------- --------------- ---------------
Charles K. Vaughan(e).. 1994 398,061 186,500        (f)           915,000(g)      96,440(h)
 Chairman of the Board  1993 374,690 401,400        (f)                 0         17,394
                        1992 347,625 178,000                      420,000
Ronald L. Fancher(i)... 1994 272,292 136,300        (f)           610,000          6,000(j)
 President and Chief    1993 145,833 225,000      48,708(k)       246,250         13,500
 Executive Officer
Robert F. Stephens..... 1994 215,361  72,900        (f)           305,000         12,825(j)
 Executive Vice
  President             1993 207,642 166,100        (f)            23,125          8,306
                        1992 194,150  56,400                       37,800
James F. Purser........ 1994 198,809  67,900        (f)           305,000         12,121(j)
 Executive Vice
  President             1993 186,219 190,700        (f)                 0          7,449
 and Chief Financial
  Officer               1992 173,650  64,900                       42,000
Don E. James........... 1994 147,690  28,800        (f)                 0          9,311(j)
 Senior Vice President  1993 139,648  90,900        (f)                 0          5,586
 and General Counsel    1992 131,575  28,700                        4,200
H. F. Harber........... 1994 133,646  26,900        (f)                 0          8,082(j)
 Senior Vice President  1993 108,163  37,500        (f)            82,875          4,327
                        1992  97,675  14,200                       42,000

- --------
(a) Bonuses were actually paid after the end of the fiscal year in which they are reported. Because their payment relates to services rendered in the fiscal year prior to payment, the Company has consistently reported bonus payments in such prior fiscal year.
(b) In accordance with the transitional provisions applicable to the rules on executive officer and director compensation adopted by the Securities and Exchange Commission, amounts of Other Annual Compensation are excluded for the Company's 1992 fiscal year.
(c) The number and value of the aggregate restricted stock holdings at the end of the last fiscal year for each of the executive officers listed above are as follows: Charles K. Vaughan, 123,937 shares with a value of $2,199,882; Ronald L. Fancher, 45,000 shares with a value of $798,750; Robert F. Stephens, 28,087 shares with a value of $498,544; James F. Purser, 30,187 shares with a value of $535,819; Don E. James, 4,537 shares with a value of $80,532; and H.F. Harber, 10,875 shares with a value of $193,031. Dividends are paid on the restricted stock reported in the Table at the same rate as is paid on all of the Company's Common Stock.
(d) In accordance with the transitional provisions applicable to the rules on executive officer and director compensation disclosure adopted by the Securities and Exchange Commission, amounts of All Other Compensation are excluded for the Company's 1992 fiscal year.
(e) Mr. Vaughan relinquished his duties and title as Chief Executive Officer of the Company as of the close of business on May 31, 1994. He remained an officer and active employee of the Company until his retirement, which became effective on October 1, 1994.
(f) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission.
(g) Mr. Vaughan received an award of 45,000 shares (as adjusted for the Company's three-for-two stock split in May 1994) of restricted stock during the 1994 fiscal year. The restrictions on such stock will lapse over a three-year period as follows: restrictions on 15,000 shares lapsed in November 1994, restrictions on another 15,000 shares will lapse in November 1995, and restrictions on the remaining 15,000 shares will lapse in November 1996.
(h) The total of All Other Compensation paid to Mr. Vaughan during the 1994 fiscal year consists of: (a) Company matching and discretionary contributions made pursuant to the Company's Employee Stock Ownership Plan in the amount of $11,690, (b) director fees in the amount of $7,100, (c) payment for unused vacation at the date of his retirement in the amount of $38,825, and (d) a retiree severance payment in the amount of $38,825.
(i) Mr. Fancher became Chief Executive Officer of the Company on June 1, 1994.
(j) This amount reflects the amount of Company matching and discretionary contributions made during the last fiscal year to the named executive officer's account pursuant to the Company's Employee Stock Ownership Plan.
(k) Other Annual Compensation paid to Mr. Fancher during the 1993 fiscal year includes the purchase by the Company of a country club membership in the amount of $25,703.

  Retirement Plans. The executive officers listed in the Summary Compensation Table are covered by the Employees' Retirement Plan of Atmos Energy Corporation (the "Atmos Retirement Plan"), a defined benefit pension plan pursuant to which all participants automatically accrue pension credits after completing one year of service with the Company. Each of the executive officers listed in the Summary Compensation Table are also participants in the Company's Supplemental Executive Benefits Plan (the "Supplemental Plan"), which provides retirement benefits (as well as supplemental disability and death benefits) to eligible executives of the Company selected for participation by the Board of Directors. Participants who have five years of vesting service under the Atmos Retirement Plan and attained age 55 are entitled to a supplemental pension in an amount that, when added to their pension payable under the Atmos Retirement Plan, equals 75% (or 90% with respect to Mr. Vaughan) of their compensation, subject to reductions for less than 20 years of vesting service and, except for Mr. Vaughan, for retirement prior to age 62.

  The following table illustrates the estimated combined annual benefits payable under the Atmos Retirement Plan and the Supplemental Plan upon retirement at age 62 or later to persons (other than Mr. Vaughan) in specified compensation categories and years-of-service classifications as determined in such person's last year of employment. (With respect to Mr. Vaughan, who had 33 years of credited service upon his retirement on October 1, 1994, his estimated annual benefit payable is equal to 90% of the appropriate compensation category.)

                             PENSION PLAN TABLE (A)

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               15      20      25      30      35
- ------------                             ------- ------- ------- ------- -------
$125,000................................  70,313  93,750  93,750  93,750  93,750
 150,000................................  84,375 112,500 112,500 112,500 112,500
 175,000................................  98,438 131,250 131,250 131,250 131,250
 200,000................................ 112,500 150,000 150,000 150,000 150,000
 225,000................................ 126,563 168,750 168,750 168,750 168,750
 250,000................................ 140,625 187,500 187,500 187,500 187,500
 300,000................................ 168,750 225,000 225,000 225,000 225,000
 350,000................................ 196,875 262,500 262,500 262,500 262,500
 400,000................................ 225,000 300,000 300,000 300,000 300,000
 450,000................................ 253,125 337,500 337,500 337,500 337,500
 500,000................................ 281,250 375,000 375,000 375,000 375,000
 600,000................................ 337,500 450,000 450,000 450,000 450,000
 700,000................................ 393,750 525,000 525,000 525,000 525,000
 800,000................................ 450,000 600,000 600,000 600,000 600,000

- --------
(a) The benefit amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or offset amounts and are computed based upon payment as a joint and 50% survivor annuity.

  The Atmos Retirement Plan covers only the regular salary of its participants, excluding director fees and bonuses (subject to the maximum covered compensation limit of $150,000 as of January 1, 1994 established by the Internal Revenue Code for qualified plans). The Supplemental Plan covers compensation in an amount equal to the sum of (a) the greater of the participant's annual base salary at the date of termination of employment or the average of the participant's annual base salary for the highest of three calendar years (whether or not consecutive) of employment with the Company, plus (b) the greater of the amount of the participant's last award under the Company's Annual Performance Bonus Plan or the average of the participant's highest three performance awards under such plan (whether or not consecutive), plus (c) the participant's annual car allowance payable by the Company at the date of his termination of employment. The amount of current compensation covered by the Supplemental Plan as of the end of the last fiscal year for each of the executive officers listed in the Summary Compensation Table is as follows: Charles K. Vaughan, $820,175; Ronald L. Fancher, $445,675; Robert F. Stephens, $302,440; James F. Purser, $282,614; Don E. James, $189,410; and H.F. Harber, $177,700. Each of such executive officers has the following approximate number of years of credited service under the retirement plans: Ronald L. Fancher, less than 1 year; Robert F. Stephens, 10 years; James F. Purser, 7 years; Don E. James, 13 years; and H.F. Harber, 10 years. Mr. Vaughan retired on October 1, 1994 with 33 years of credited service.

  Employment Severance Compensation Agreements and Change-in-Control Arrangements. The Company has entered into agreements with each of the executive officers named in the Summary Compensation Table to provide certain severance benefits for them in the event of the termination of their employment within three years following a "change in control" (as defined in the agreements) of the Company. Mr. Vaughan's agreement terminated upon his retirement from the Company effective October 1, 1994. The agreements provide that, if employment is terminated by the Company other than for cause, retirement, death, or disability or by the employee for "good reason" (as defined in the agreements) or, in the case of Mr. Fancher, for any reason within 180 days after the date of a change in control, the Company will pay to each such executive officer a lump sum severance payment equal to 2.99 times such executive officer's "base amount" compensation, as defined in Section 280G of the Internal Revenue Code. If the total of such lump sum severance payment plus all other payments made in connection with a change in control pursuant to any other plan, arrangement, or agreement results in the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, such lump sum severance payment will be reduced to the extent necessary to make the total of all such payments not be subject to such excise tax unless the total of all such payments as reduced by the amount of such excise tax is greater than the lump sum severance payment described above. In addition, the executive officer will be entitled to all rights and benefits, if any, provided under any other plan or agreement between such executive officer and the Company.

  Each of the executive officers listed in the Summary Compensation Table has also entered into a Participation Agreement with the Company as required by the Supplemental Plan. The Supplemental Plan provides that the accrued benefits, as calculated pursuant to the plan, of each participant will vest in the event of
(a) a "change in control" (as defined in the plan) of the Company, (b) a termination of the plan, (c) an amendment to the plan resulting in a decrease in the benefits otherwise payable to the participant, (d) a termination of the participant's employment without "cause" (as defined in the plan), or (e) a termination of the participant's participation in the plan for any reason other than resignation (other than Mr. Fancher, whose accrued benefits will vest in the event of his resignation for any reason) or termination of employment for cause. The Participation Agreements set forth the rights of the participants to their accrued benefits upon the occurrence of the events described in the foregoing sentence and constitute enforceable contracts separate from the provisions of the Supplemental Plan.

  Each of the executive officers listed in the Summary Compensation Table are participants in the Company's Restricted Stock Grant Plan (except for Mr. Vaughan, whose participation in the plan ceased upon his retirement on October 1, 1994) and have received, from time to time, awards of stock that are restricted with respect to their transferability. The restrictions lapse pursuant to a schedule established by the non-employee members of the Board of Directors at the date of the grant. Notwithstanding any established schedule for the removal of restrictions, however, the restrictions are immediately removed in the event of the participant's death, disability, or retirement at normal retirement age or in the event of a "change of control" (as defined in the plan) of the Company.

  Human Resources Committee Interlocks and Insider Participation. The members of the Human Resources Committee during the last fiscal year were Dan Busbee, Phillip E. Nichol, John W. Norris, Jr., Carl S. Quinn, and Dewey G. Williams. Mr. Busbee is a member and shareholder of the law firm of Locke Purnell Rain Harrell (A Professional Corporation) in Dallas, Texas, which the Company retains from time to time to perform legal services. Charles K. Vaughan was appointed to the Committee as of October 1, 1994. Mr. Vaughan was formerly the Chief Executive Officer of the Company until June 1994. He served as Chairman of the Board, President and Chief Executive Officer of the Company from October 1983 until March 1993 and as Chairman of the Board and Chief Executive Officer of the Company from March 1993 until June 1, 1994. There are no interlocking relationships between any executive officer of the Company and any other company.

  Human Resources Committee Report on Executive Compensation. The Human Resources Committee of the Board of Directors (the "Committee") is composed entirely of directors who are not employees of the Company. The Committee is responsible for providing recommendations to the Board of Directors regarding compensation and benefits for all officers of the Company. The following report was prepared by the Committee after its meeting on October 17, 1994, and the Committee presented this report to the Board of Directors at its meeting held November 9, 1994.

  EXECUTIVE COMPENSATION POLICIES. The Company's executive compensation policy is designed to attract and retain executives and motivate them to create value for the Company's shareholders. The executive compensation program is comprised of annual base salary, short-term incentives, and long-term incentives. The philosophy underlying the development and administration of the executive compensation program is (a) to provide a competitively based total compensation opportunity for all officers of the Company; (b) to reward executives based on Company performance, as well as individual performance; and (c) to provide a strong and direct link between executive total compensation and increased shareholder value.

  For the past eight years, the Committee has retained the services of a nationally recognized compensation consulting firm to conduct a review of officer total compensation. The Hay Compensation Report has served as the primary market reference point. This survey provides national market data for executive level positions from over 600 industrial organizations and includes natural gas distribution companies. This group of companies is used for compensation comparisons because it most closely represents the marketplace in which the Company must compete for executive talent. This is not the same group of companies as described in the performance graph because job comparisons and access to comparable compensation data in most of these companies are not available. Although the Company more often than not competes for executive talent outside of its specific industry, annually the Committee does receive and consider compensation data specifically for gas distribution companies.

  The Committee evaluates the information provided by both the consultants and the Company's Human Resources Department, assesses individual performance compared to defined objectives, and recommends officer compensation and benefits to the Board of Directors.

  CASH COMPENSATION--SALARY. The Hay Guide Chart(R)-Profile System of job evaluation is used to measure the value of every job in the Company based on job content and the size and scope of job responsibilities. Salary ranges for each officer position have been established and are reviewed annually. The salary range midpoint is designed to approximate the 60th percentile of actual base salaries for comparable positions in companies in the labor market, as defined above.

  In determining salary levels and salary increases for the officers of the Company, the Committee considers the following qualitative and quantitative factors:

  . recent corporate performance and operating results;

  . current economic conditions;

  . trends in national and industry specific executive salary increases;

  . individual performance of the officer, particularly as related to the attainment of specific goals and objectives or significant contributions to the Company;

  . formal oral presentations to the Committee by the Chairman of the Board, President and Chief Executive Officer, and senior officers to relate the contributions and performance of each corporate officer reporting to the respective senior executive, and

  . recommended and subsequently approved guidelines for salary increases used throughout the Company, based on (a) five levels of performance ratings ranging from "unsatisfactory" through "distinguished" and (b) the position of each officer's salary within the salary range.

  CASH COMPENSATION--BONUS. The Annual Performance Bonus Plan for Corporate Officers (the "Bonus Plan") provides for cash payments based on Company and individual performance, weighted 50% each. The Board of Directors establishes specific corporate performance standards at the beginning of each fiscal year. Earnings per share targets for each performance level are clearly set forth. The threshold for Company performance of earnings per share equal to or greater than the annual dividend rate must be met before any awards may be made under the Bonus Plan.

  Target award levels are established as a percentage of annual base salary and will vary based upon the officer's position level. An officer's personal performance must be rated "competent" or higher to receive any bonus under the Bonus Plan. An officer's personal performance ratings may be both qualitative as well as quantitative, depending upon the individual position. Guidelines specify that a bonus award may range from zero to 24% of annual base salary for the lowest level officer position and from zero to 66% of annual base salary for the Chief Executive Officer. However, the Board has the discretion to award bonus payments outside the Bonus Plan guidelines in the event of exceptional operating results or some unique achievement if it occurs.

  For all officers of the Company, in the aggregate, salary range midpoint plus the maximum short-term incentive award would provide a total cash compensation opportunity at or near the 75th percentile of actual total cash compensation in industrial companies, the market comparator group. The Bonus Plan is designed so that achieving this percentile level is possible, but this would be the exception. In the event that corporate performance did not support the payment of incentive awards, total cash compensation for officers of the Company would approximate the 25th percentile of actual total cash for general industry.

  LONG-TERM INCENTIVE COMPENSATION. The Board of Directors believes that every officer of the Company should have a stake in the future of the Company and that their interests should be aligned with those of the Company's shareholders; therefore, long-term incentives are considered a critical element of executive compensation. The Company's long-term incentive compensation program consists of the Restricted Stock Grant Plan, which is designed to retain and motivate executives to improve the long-term performance of the stock and return to the shareholders. Grants of restricted stock to Company executives are contingent upon several factors. Before any restricted stock grant can be made, the Company must have achieved an earnings per share that is at least equivalent to the annual dividend rate. Each officer level (i.e. Chief Executive Officer, Executive Vice President, Senior Vice President, and Vice President/Secretary/ Treasurer) has a targeted amount of stock that, over time, the officer should attain, provided performance is "competent" or higher. The timing varies with performance. Restricted stock grants may be given to award promotions to corporate officer level or to a higher level within the corporate officer ranks. Such awards are discretionary in timing and amount. Officers who are rated as "commendable" or "distinguished" performers may receive restricted stock grants beyond target levels only when both Company and individual performance warrants. All awards as recommended by the Human Resources Committee must be approved by the Board of Directors. Performance criteria may change from year to year dependent upon Company business strategy as defined and approved by the Board of Directors.

  During the 1994 fiscal year, restricted stock grants were awarded to seven of the seventeen officers of the Company. These awards were to recognize the outstanding achievement of both individual and corporate objectives. Three of the awards were made to newly elected officers. Two of the awards were made to the two individuals who separately filled the Chief Executive Officer's position during the 1994 fiscal year. Specific attainment of corporate performance objectives is discussed under "Chief Executive Officer Compensation." The Board of Directors, based upon the recommendations of the Human Resources Committee, defines the restrictions applicable to any award of restricted stock. Restricted stock grants awarded to officers prior to 1993 and including the 1994 fiscal year require the completion of three years of service with the Company prior to vesting, and restrictions on 25% of the shares award will lapse each year following the attainment of the continued employment requirement. However, the Board of Directors at its discretion may change the vesting period for new awards and in fact did so with respect to Mr. Vaughan's award in 1994. Stock certificates are held in the custody of the Company by means of a trust until restrictions are removed. As beneficiaries of restricted stock grants, the officers of the Company have the right to vote the restricted stock held in their accounts and to receive all dividends paid.

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and the executives of various payments and benefits. Some types of compensation payments and their deductibility depend on the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m). The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Charles K. Vaughan served as the Chief Executive Officer and Chairman of the Board during the last fiscal year until June 1, 1994. Effective June 1, 1994, Mr. Ronald L. Fancher became the President and Chief Executive Officer of the Company. Mr. Vaughan retained the position of Chairman of the Board and retired as an employee of the Company as of October 1, 1994. Mr. Vaughan will continue as a non-employee director of the Board following his retirement.

  The base salary of the Chief Executive Officer is established using the same criteria as all other Company officers. During fiscal year 1994, Mr. Vaughan's annual base salary was $403,775, which was 114% of his salary range midpoint. His 1994 salary increase of 6.0% was in accordance with the salary increase guidelines for a "distinguished" performer. His position in the salary range was supported by the fact that Mr. Vaughan has been the Chief Executive Officer of the Company since its inception in 1983 and the Company has had an average rate of return to shareholders over this period of 20% (assuming reinvestment of dividends). In fiscal year 1994, the Company completed the successful acquisition of Greeley Gas Company, which furthered the Company's geographical diversification strategy, and still achieved an earnings per share of $0.97.

  Mr. Ronald Fancher, who was employed by the Company on March 1, 1993, received a 7.0% increase in annual base salary as the President and Chief Operating Officer of the Company effective January 1, 1994. This increase was based on a "commendable" personal performance rating in accordance with Company guidelines, placing his salary at 89% of the salary range midpoint. On June 1, 1994, Mr. Fancher was promoted to the position of President and Chief Executive Officer and received a 10.0% promotional increase resulting in an annual base salary of $295,000, which was 83% of his new salary range midpoint.

  Mr. Vaughan and Mr. Fancher received bonuses for fiscal year 1994 of $186,500 and $136,300, respectively, in conformance with the provisions and performance objectives established through the Bonus Plan. These incentive award payments are considered appropriate and reasonable given the 1994 earnings per share of $0.97, which exceeded the Company's bonus threshold level.

  Restricted stock grants (adjusted for the 1994 three-for-two stock split) of 45,000 shares and 30,000 shares were made to Mr. Vaughan and Mr. Fancher, respectively, in fiscal year 1994 under the Restricted Stock Grant Plan, which serves as the Company's long-term incentive compensation program. These awards were made to recognize exceptional personal and corporate performance during fiscal year 1993, whereby the Company achieved a total return to shareholders of 43.0%, compared to an annual total return of 25.5% for the thirteen gas distribution companies in its peer group.

  Mr. Charles K. Vaughan, Chairman of the Board and retired Chief Executive Officer, did not participate in the determination or approval of the bonus awards for fiscal year 1994, during which period he was a Company employee. In addition, Mr. Vaughan did not participate as a member of the Human Resources Committee in the determination or approval of restricted stock awards and will refrain from doing so for at least a period of one year after his retirement from the Company.

                                          HUMAN RESOURCES COMMITTEE

                                          Dewey G. Williams, Chairman
                                          Dan Busbee
                                          Phillip E. Nichol
                                          John W. Norris, Jr.
                                          Carl S. Quinn
                                          Charles K. Vaughan

  Performance Graph. The following graph compares the yearly percentage change in the Company's total return to shareholders for the last five fiscal years with the total return of the Standard and Poor's 500 Stock Index and the cumulative total return of other natural gas distribution companies, each of which receives at least 90% of its gross revenues from the distribution and sale of natural gas to end users and has a September 30 fiscal year-end.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG ATMOS, S&P 500 INDEX, AND COMPARISON
                                COMPANY INDEX

                                          COMPARISON
              FISCAL YEAR      ATMOS      COMPANIES       S&P 500
              -----------      -----      ----------      -------
                 9/89         $100.00      $100.00        $100.00

                 9/90         $108.47      $105.60        $ 90.70

                 9/91         $144.28      $124.59        $118.90

                 9/92         $162.96      $150.63        $132.00

                 9/93         $233.08      $185.42        $149.20

                 9/94         $213.53      $163.17        $154.80

  The following companies were included in the comparison company index used in the graph: Atlanta Gas Light Company, Bay State Gas Company, The Brooklyn Union Gas Company, Energen Corporation, Laclede Gas Company, Mobile Gas Service Corporation, National Fuel Gas Company, New Jersey Resources Corporation, North Carolina Natural Gas Corporation, NUI Corporation, Peoples Energy Corporation, Public Service Company of North Carolina, Incorporated, and Providence Energy Corporation.

           2. INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL DESCRIPTION OF PROPOSAL

  The Board of Directors has approved a proposed amendment to Article VII of the Restated Articles of Incorporation of the Company that increases the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares. This proposed increase reflects the same proportion of increase as the three-for-two stock split declared by the Board of Directors and distributed to shareholders in the form of a stock dividend on May 16, 1994. The authorized shares were not automatically adjusted as a result of the stock split. The Board of Directors believes that it is desirable to increase the number of authorized shares of Common Stock in order to ensure that the Company has a sufficient number of authorized but unissued shares of Common Stock available to provide the flexibility needed for future expansion of the Company's activities. The availability of the additional authorized shares of Common Stock will permit the Company to meet advantageous market conditions for the sale of additional Common Stock, future acquisitions of the properties or securities of other companies, issuances pursuant to employee benefit plans, dividend reinvestment plans, stock dividends, and stock splits, and other general corporate purposes.

  The Board of Directors has sole discretion to issue the additional shares of Common Stock from time to time for any corporate purpose without further action by the Company's shareholders, except as may be required by law or the rules of any applicable exchange. The Common Stock is currently listed on the New York Stock Exchange. The Board, however, has no current plans, understandings, or arrangements for the issuance of any of the additional Common Stock that would be authorized by this proposed amendment to the Restated Articles of Incorporation (other than issuances to be made in the ordinary course through employee benefit plans or the Company's Dividend Reinvestment and Stock Purchase Plan). Holders of presently outstanding shares of Common Stock have no preemptive rights to purchase additional shares of Common Stock.

ANTI-TAKEOVER ISSUES

  Although the Board of Directors does not view the proposed amendment to increase the number of authorized shares of Common Stock to be an anti-takeover proposal, it may be deemed to be one. The availability of additional shares of Common Stock may make it more difficult to effect, or may discourage an attempt, to gain control of the Company by means of a merger, tender offer, or proxy contest that is not approved by the Company's management. The proposal is not the result of any knowledge of the Company of any specific effort to accumulate the Company's securities or to obtain control of the Company. As discussed above, the primary purpose of the proposed amendment is to increase the Company's flexibility for future expansion of the Company's activities.

  The Restated Articles of Incorporation and Bylaws of the Company contain other provisions that also may be deemed to have the effect of delaying, deferring, or preventing a change in control of the Company. The following summary description of those provisions is necessarily general, and reference should be made in each case to the Restated Articles of Incorporation and Bylaws of the Company.

  Classification of the Board. In April 1988, the Board of Directors amended the Company's Bylaws to divide the Board into three classes, each of which consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The classification of directors could have the effect of making it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of the Board. Two shareholder meetings, instead of one, generally will be required to effect a change in the control of the Board. The Board believes that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of the Company's management and policies since a majority of the directors at any given time will have had prior experience as directors of the Company.

  Removal of Directors. The Company's Restated Articles of Incorporation and Bylaws also provide that a director of the Company may be removed only for cause and upon the affirmative vote of the holders of 75% of the shares then entitled to vote at an election of directors.

  Fair Price Provisions. Article VII of the Restated Articles of Incorporation of the Company provides certain "fair price provisions" for shareholders. Under
Article VII, a Business Combination (as defined in the Restated Articles of Incorporation) between the Company (or a company controlled by or under common control with the Company) and a Substantial Shareholder (as defined in the Restated Articles of Incorporation) would be required to satisfy the condition that the aggregate consideration per share to be received in the transaction for each class of the Company's Voting Stock (as defined in the Restated Articles of Incorporation) be at least equal to the highest per share price (or equivalent price for any different classes or series of stock) paid by the Substantial Shareholder in acquiring any of its holdings of the Company's stock. If a proposed Business Combination with a Substantial Shareholder does not meet such condition, then the transaction would be required to be approved by the holders of at least 75% of the outstanding shares of Voting Stock held by shareholders other than the Substantial Shareholder unless a majority of the Continuing Directors (as defined in the Restated Articles of Incorporation) have either (a) expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused the Substantial Shareholder to become a Substantial Shareholder or (b) approved the Business Combination either in advance of or subsequent to the Substantial Shareholder becoming a Substantial Shareholder.

  A "Business Combination" is defined to include mergers, consolidations, sales of assets, share exchanges, recapitalization, and other similar transactions between the Company (or a company controlled by or under common control with the Company) and a Substantial Shareholder. A "Substantial Shareholder" means any individual, corporation, or other entity which owns or controls 10% or more of the Voting Stock of the Company. A "Continuing Director" means a director who was a member of the Board of Directors immediately prior to the time that the Substantial Shareholder involved in the Business Combination became a Substantial Shareholder.

  Article VII provides that it may not be amended, altered, changed, or repealed except by the affirmative vote of at least 75% of the votes entitled to be cast thereon at a meeting of the shareholders duly called for consideration of such amendment, alteration, change, or repeal. In addition, if there is a Substantial Shareholder, such action must also be approved by the affirmative vote of at least 75% of the outstanding shares of Voting Stock held by the shareholders other than the Substantial Shareholder.

  Shareholders' Rights Plan. In April 1988, the Company adopted a shareholders' rights plan (the "Rights Plan") and declared a dividend of one right (a "Right") for each outstanding share of Common Stock of the Company, payable to shareholders of record as of May 10, 1988. Each Right will entitle the holder thereof, until the earlier of May 10, 1998 or the date of redemption of the Rights, to buy one share of Common Stock of the Company at an exercise price of $30.00 per share, subject to adjustment. The Rights will be represented by the Common Stock certificates and are not exercisable or transferable apart from the Common Stock until a "Distribution Date" (which is defined in the Rights Agreement between the Company and the Rights Agent as the date upon which the Rights become separate from the Common Stock).

  At no time will the Rights have any voting rights. The Rights Agent is the First National Bank of Boston. The exercise price payable and the number of shares of Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that becomes outstanding so that all shares of Common Stock will have attached Rights. After a Distribution Date, the Company may issue Rights when it issues Common Stock if the Board deems such issuance to be necessary or appropriate.

  The Rights have certain anti-takeover effects and may cause substantial dilution to a person or entity that attempts to acquire the Company on terms not approved by the Board of Directors except pursuant to an offer conditioned upon a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because, prior to the time that the Rights become exercisable or transferable, the Rights may be redeemed by the Company at $.05 per Right.

EFFECTIVE DATE OF AMENDMENT AND BOARD RECOMMENDATION

  The proposed amendment to increase the number of authorized shares of Common Stock, if passed, would become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Texas, which filing is expected to be made shortly after the shareholders approve the amendment. The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares entitled to vote at the Annual Meeting is required to adopt the amendment. Abstentions and broker non-votes will be treated as votes against the proposed amendment.

  The Board of Directors has approved the proposed amendment to the Company's Restated Articles of Incorporation and submits the following resolution for adoption by the shareholders at the Annual Meeting:

  RESOLVED, that it is deemed by the Board of Directors to be in the best interests of the Company and its shareholders to amend the Restated Articles of Incorporation of the Company to increase the total authorized shares of Common Stock of the Company, including that which is outstanding, from 50,000,000 shares of Common Stock, without par value, to 75,000,000 shares of Common Stock, without par value, and that, to accomplish the foregoing, Section I of Article VII of the Restated Articles of Incorporation be amended to read as follows:

  "The aggregate number of shares which the Corporation shall have the authority to issue is Seventy-Five Million (75,000,000) shares of Common Stock having no par value."

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

            3. APPROVAL OF THE OUTSIDE DIRECTORS STOCK-FOR-FEE PLAN

GENERAL DESCRIPTION OF PLAN

  In November 1994, the Board of Directors adopted the Atmos Energy Corporation Outside Directors Stock-for-Fee Plan (the "Plan") and ordered it submitted to the Company's shareholders at the 1995 Annual Shareholders Meeting for their consideration and approval. The Plan will become effective immediately upon approval by the shareholders. The Plan, which involves a maximum of 50,000 shares of Common Stock of the Company, permits non-employee directors to receive all or part of their annual retainer and meeting fees in stock rather than in cash. The purpose of the Plan is to increase the proprietary interests of the directors in the Company's long-term prospects and growth.

  The complete text of the Plan is set forth in Exhibit A to this Proxy Statement. The following summary of the Plan is qualified in its entirety by reference to Exhibit A.

  The Plan. The non-employee directors of the Company currently receive an annual retainer fee of $16,000 paid in cash in equal quarterly installments at the beginning of each quarter. They also receive a meeting fee of $800 per day for each Board or committee meeting that they attend and $400 for telephone conference meetings. The Plan will permit the non-employee directors of the Company to elect to receive all or a portion (in 25% increments) of their retainer fees, meeting fees, or both in the Company's Common Stock. Their election must be delivered in writing to the Secretary of the Company at least six months prior to the beginning of the quarter in which the election is to be effective. An election may not be revoked except upon at least six months advance written notice of such election, commencing in the next quarter following the end of such six-month period.

  An election by a director to receive his or her fees in stock will result in the deferral of payment of the stock portion of the fees until after the end of each quarter in which the fees were earned. The number of shares of Common Stock issued at such time will be equal to (a) the dollar amount of the fees to be paid in stock divided by (b) the fair market value of the Company's Common Stock on the last day of the applicable quarter. The fair market value is the closing price of a share of Common Stock of the Company as reported by the New York Stock Exchange. Only whole numbers of shares will be issued; fractional shares will be paid in cash.

  Eligibility. Only the non-employee directors of the Company are eligible to participate in the Plan. Currently, nine directors are eligible to participate.

  Administration of the Plan. The Human Resources Committee of the Board of Directors will administer the Plan. The Committee is authorized to interpret the Plan and to prescribe rules for its administration so long as such interpretations and rules are not contrary to the express provisions of the Plan.

  Shares Subject to the Plan. The maximum number of shares of Common Stock issuable under the Plan is 50,000, which may consist of either original issue shares or shares purchased on the open market. That number is subject to automatic adjustment in certain circumstances, such as stock splits, stock dividends, merger, consolidation, reorganization, or other similar changes in capitalization.

  Amendment and Termination. The Board of Directors may terminate, and from time to time amend or modify, the Plan without shareholder approval except to the extent that federal or state law or regulation requires such approval or unless the Board of Directors, on advice of counsel, determines that shareholder approval is otherwise necessary or advisable.

RECOMMENDATION OF THE BOARD

  The Plan is being submitted for the approval of the shareholders of the Company in order to comply with the provisions of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. Compliance with all of such provisions exempts the acquisition of shares of Common Stock under the Plan from the operation of Section 16(b) of the Securities Exchange Act.

  This proposal to approve the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. An abstention will in effect constitute a vote against the proposal, while a broker non-vote will not be counted.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE OUTSIDE DIRECTORS STOCK-FOR-FEE PLAN.

                                    AUDITORS

  Upon the recommendation by the Audit Committee, the Board of Directors selected Ernst & Young to continue as the Company's auditors for the fiscal year ending September 30, 1995. The firm of Ernst & Young and its predecessors have been the independent auditors of the Company since the Company's incorporation in 1983. It is expected that representatives of Ernst & Young will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

OTHER BUSINESS

  The Company does not know of any other business which may come before the Annual Meeting. However, if any other matters are properly brought before the meeting by the management or any shareholder, it is the intention of each person named in the accompanying proxy to vote such proxy in accordance with his judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters which may come before the meeting.

SHAREHOLDER PROPOSALS

  In the event a shareholder intends to present a proposal at the 1996 Annual Meeting of Shareholders, it must be received at the offices of the Company no later than August 28, 1995.

                                           By Order of the Board of Directors,

                                                    GLEN A. BLANSCET
                                                Assistant General Counsel
                                                 and Corporate Secretary

Dallas, Texas
December 27, 1994

                                                                       EXHIBIT A

                            ATMOS ENERGY CORPORATION
                      OUTSIDE DIRECTORS STOCK-FOR-FEE PLAN

I. PLAN PURPOSE

  Section 1.1. Atmos Energy Corporation ("Atmos" or the "Company") hereby establishes the Atmos Energy Corporation Outside Directors Stock-for-Fee Plan (the "Plan"), which provides the non-employee directors of Atmos the option to receive all or part of their Fees in Atmos Common Stock. The purpose of this Plan is to increase the proprietary interest of the Directors in the Company's long-term prospects and the strategic growth of its business.

II. DEFINITIONS

  Section 2.1. "Common Stock" means the Company's no par value Common Stock.

  Section 2.2. "Director" means a member of the Company's Board of Directors who is not an employee of the Company.

  Section 2.3. "Election" means a Participant's delivery of written notice of election to the Secretary of the Company electing to receive his or her Fees or a portion thereof in the form of Common Stock.

  Section 2.4. "Fair Market Value" means, as of any specified date, the closing price of a share of Common Stock of the Company as reported by the New York Stock Exchange.

  Section 2.5. "Fees" means the annual retainer (paid in quarterly installments) and meeting fees earned by a Director for his or her service as a member of the Atmos Board of Directors during a Fiscal Year or portion thereof.

  Section 2.6. "Fiscal Year" means the 12-month period beginning October 1st of any year and ending September 30th of the next year.

  Section 2.7. "Participant" means a Director who has elected to receive payment of all or a portion of his or her Fees in shares of Common Stock.

  Section 2.8. "Quarter" means the 3-month period beginning October 1, January 1, April 1, or July 1 of each Fiscal Year.

III. SHARES AUTHORIZED FOR ISSUANCE

  Section 3.1. A maximum of 50,000 shares of Atmos Common Stock may be issued under this Plan. The Common Stock issued under this Plan may, at the option of the Board of Directors, be either original issue or purchased on the open market. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, merger, consolidation, reorganization, or other similar change in capitalization, the number or kind of shares that may be issued under the Plan shall be automatically adjusted so that the proportionate interest of the shares issuable under this Plan is maintained as before the occurrence of such event.

IV. ADMINISTRATION

  Section 4.1. Each Director may elect to receive all or a portion (in 25% increments) of his or her Fees in shares of Common Stock by executing and delivering an effective election form. An Election must be delivered to the Secretary of the Company at least six months prior to the beginning of the Quarter in order to be effective for Fees earned in that Quarter. The Election must be documented and executed using the election form approved by the Secretary of the Company. The election form is deemed delivered when received by the Secretary.

  Section 4.2. A Director making an Election may designate a beneficiary or beneficiaries who will receive any shares of Common Stock owed to the Director hereunder in the event of the Director's death.

  Section 4.3. An Election may be revoked or modified only with respect to Fees earned in the next Quarter following the end of the six-month period commencing on the date a written revocation or modification is delivered to the Secretary of the Company. A written revocation or modification is deemed delivered when received by the Secretary. Changes in the designation of a beneficiary may be made at any time.

  Section 4.4. An Election shall result in the deferral of the Common Stock portion of the payment of the Fees earned in each Quarter for which the Election is effective until after the end of each such Quarter. Shares of Common Stock shall be issued to the Director as soon as possible following the end of each such Quarter. The number of shares of Common Stock so issued shall be equal to the amount of Fees that would have been paid to the Director during a Quarter divided by the Fair Market Value on the last day of such Quarter. Only whole numbers of shares of Common Stock shall be issued; fractional shares shall be paid in cash. If the Election is for only a portion of the Fees, the remaining portion of the Fees to be paid in cash shall be paid at the time the cash payment would normally be paid by the Company to the Director.

  Section 4.5. The Human Resources Committee of the Board of Directors shall be responsible for the administration of the Plan. The Human Resources Committee, by majority action of its members, is authorized to interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Human Resources Committee shall be liable for any action of determination made in good faith. The determinations, interpretations, and other actions of the Human Resources Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

V. EFFECTIVE DATE

  Section 5.1. The Plan shall be submitted to the shareholders of the Company for their approval and adoption and will become effective immediately upon such approval.

VI. AMENDMENT AND TERMINATION

  Section 6.1. The Board of Directors of the Company may at any time terminate, and from time to time may amend or modify, the Plan, provided, however, that no amendment or modification may become effective without approval by the shareholders of the Company if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements or if the Board of Directors, on advice of counsel, determines that shareholder approval is otherwise necessary or advisable.

PROXY
                           ATMOS ENERGY CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of
               the Company for Annual Meeting, February 8, 1995


   The undersigned hereby constitutes and appoints Charles K. Vaughan, Dewey G. Williams, and Dan Busbee, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of ATMOS ENERGY CORPORATION, to be held at the Loews Anatole Hotel, 2201 Stemmons Freeway in Dallas, Texas on Wednesday, February 8, 1995, and at any adjournment thereof, on all matters coming before said meeting.

   You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.


                                                                    SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER
MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR EACH OF THE PROPOSALS.

1. The Board of Directors recommends a vote FOR the election of all nominees for director.

Nominees for Director:
Class II:  Ronald L. Fancher
Class III: Phillip E. Nichol, Lee E. Schlessman, Charles K. Vaughan

    FOR     WITHHELD
    [_]       [_]

    For, except vote withheld from the following nominee(s):

- --------------------------------------------------------

2.  Approval of Amendment to Restated Articles of
    Incorporation to increase authorized shares.
                                                   FOR     AGAINST     ABSTAIN
                                                   [_]       [_]         [_]

3.  Approval of Outside Directors Stock-for-Fee
    Plan.                                          FOR     AGAINST     ABSTAIN
                                                   [_]       [_]         [_]




                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]


                              Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.


                              Signature: _____________________ Date ___________


                              Signature: _____________________ Date ___________